Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-8 ( No.’s 333-145113, 333-145114, 333-149356, 333-149357, 33-06565 and 33-83160) of our report dated November 30, 2009 with respect to the consolidated financial statements of Zoltek Companies, Inc. and the effectiveness of internal control over financial reporting of Zoltek Companies, Inc. included in this Annual Report (Form 10-K) for the year ended September 30, 2009.
Our audit also included the financial statement schedule of Zoltek Companies, Inc. listed in Item 15(a). This schedule is the responsibility of Zoltek Companies, Inc. management. Our responsibility is to express an opinion based on our audit. In our opinion, as to which the date is November 30, 2009 the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presently fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP
St. Louis, Missouri
November 30, 2009